Exhibit 10.1

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT (the "Agreement) dated as of January 1, 2002 by Tribeworks, Inc., a corporation organized under the laws of the State of California with principal place of business at 988 Market Street, San Francisco, CA 94102 (the "Company"), and William R. Woodward (the "Consultant").

         WHEREAS, the Company is engaged in the business of design, development, marketing and publication of multimedia authoring and deployment technologies;

         WHEREAS,   the  Company  and  Consultant  desire  to  enter  into  this
Agreement, in order to ensure that the experience and skill of Consultant related to the Company's business activities remain available to the Company for a reasonable period of time hereafter upon such terms and conditions as stated herein;

         NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

         Section 1. SERVICES. Consultant shall perform business consulting services according to specifications and deadlines mutually agreeable to the parties. These services shall include, but will not be limited to, the following activities: MPEG-4 market assessment, merger and acquisition consultation, and investor awareness consultation. Both parties understand and agree that these services are separate and outside of the scope of the Consultant's role as a member of the Company's Board of Directors. All services rendered hereunder shall be performed by Consultant under the direction of the Company's management and on a 'best effort basis'.

         Section 2. COMPENSATION. Consultant shall be paid a consulting fee of three-thousand three-hundred thirty-three dollars ($3,333) per month. Payments are to be made in cash, although the parties agree to negotiate in good faith for alternative methods of payment, including Company stock, or options to purchase Company stock.

         Section 3. TERM. This Agreement shall commence on the date hereof and shall terminate on December 31, 2002. This Agreement shall not terminate if the Consultant ceases to be a member of the Company's Board of Directors.

         Section 4. OWNERSHIP OF WORK PRODUCTS. Provided all fees due to Consultant according to the present agreement have been effectively paid to Consultant, all developments, improvements, discoveries, inventions, products, product formulae, drawings, procedures, processes, specifications, reports, notes, documents, information and other materials made, conceived, reduced to practice or developed by Consultant alone or with others, which directly result from work performed by Consultant for the Company (the "Work Product"), and any information Consultant may receive from the Company in the course of providing the Services hereunder, shall be the property of the Company. The Company shall have the sole right to make, have made, use, sell, license, disclose, publish, produce derivative works or otherwise disseminate or transfer rights in such Work Products.

         Section 5.  ASSIGNMENT OF RIGHTS.

         a. Provided all fees due to Consultant according to the present agreement have been effectively paid to Consultant, all Work Product, together will all related rights (such as copyrights, patents, trademarks and trade secrets) shall belong exclusively to the Company. In no case shall any Work Product be considered a joint work or shall Consultant retain any interest in it.

         b.       Consultant agrees:

                  (i)  to disclose promptly all Work Product to the Company;

                  (ii) to assign, and Consultant hereby does assign, to the Company all rights to such Work Product; and

                  (iii) to assist the Company in taking steps that may be reasonably required for the Company to obtain or perfect its copyright, patent, trademark, trade secret, or other rights worldwide, as the Company deems appropriate, and the Company agrees to pay Consultant for his time in assisting with legal formalities at Consultant's standard rate for such services and to pay all reasonable out-of-pocket expenses incurred by Consultant in providing this assistance.


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         c.       The  obligation to disclose,  assign  and  assist set forth in
Section 6(b) shall survive termination or expiration of this Agreement.

         d. Consultant shall obtain from his partners, employees and agents, such agreements (which will be provided by the Company upon request from Consultant) as will permit Consultant to fully comply with the provisions of this Section 6.

         Section 6. PRE-EXISTING OBLIGATIONS;INFRINGEMENT. Consultant represents and warrants that neither Consultant nor his partners, employees or agents is under any pre-existing obligation inconsistent with the provisions of this Agreement. Consultant warrants that he has the right to disclose or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, which Consultant shall disclose to the Company in the course of performance of this Agreement, without liability of Consultant to such third parties. Consultant represents and warrants that he has not granted any rights or licenses to any intellectual property or technology that would conflict with Consultant's obligations under this Agreement. To the extent that Consultant has intellectual property rights of any kind in any pre-existing works which are subsequently incorporated in the Work Product, Consultant hereby grants the Company a royalty-free, irrevocable, world-wide, non-exclusive license to make, have made, use sell, license, disclose, publish produce derivative works of or otherwise disseminate or transfer such subject matter. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the services required by this Agreement.

         Section 7. RELATIONSHIP OF THE PARTIES. Consultant is an independent contractor. Nothing in this Agreement shall be taken to create or imply any partnership, agency or employment relationship between the Company and Consultant. Except as set forth herein, Consultant will not be eligible for any benefits applicable to the Company's employees. Consultant shall have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization for the Company.

         Section 8.  EFFECT OF TERMINATION.

         a. Upon termination of this Agreement, Consultant shall deliver to Company within ten (10) days from the effective date of termination of this
Agreement:

                  (i) Any property of the Company in the possession or control of Consultant;

                  (ii) All Work Product, whether finished or unfinished, prepared or produced by Consultant for the benefit of the Company under this Agreement.

         b. The termination of this Agreement shall not relieve Consultant of his obligations under Sections 4 and 5 of this Agreement. Any licenses granted to the Company hereunder shall survive any termination or expiration of this Agreement. Notwithstanding any contrary terms in the present agreement, the application of this clause is subjected to prior full payment to Consultant of all fees due according to this agreement.

         Section 9. NOTICES. All notices, requests, demands and other communications under this Agreement shall be deemed to have been given if made in writing and personally delivered or mailed, postage prepaid, to the addresses set forth herein.

         Section 10. MISCELLANEOUS PROVISIONS. This Agreement shall be governed, construed, and performed in accordance with the laws of California. Any dispute, controversy, or difference which may arise between the parties hereto out of or in relation to or in connection with this Agreement, or any breach thereof, shall be settled amicably between the parties, but in the event of a failure to reach an amicable settlement, shall be finally resolved by arbitration in the city where the main office of the defendant is located, pursuant to the American Arbitration Association. Any waiver by Consultant or the Company of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party. This Agreement may be amended or modified only by a written instrument executed by the parties hereto. In the event that any term or condition contained in this Agreement shall be declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect. This Agreement contains the entire understanding between the parties hereto with respect to the matters set forth herein and supercedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such matters. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same


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instrument.  The  section  headings in this  Agreement  are for  convenience  of reference only and shall not be deemed to alter or affect any provision thereof.

                                     *   *   *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


TRIBEWORKS, INC.



By:/s/ ROBERT C. DAVIDORF
   ______________________
   Name: Robert C. Davidorf
   Title: Chief Financial Officer


                                                   WILLIAM R. WOODWARD


                                                   /s/ WILLIAM R. WOODWARD
                                                   _______________________
                                                   Name: William R. Woodward
                                                   Title: Individual